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                                                                   EXHIBIT 10(e)

                             EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT dated as of September 15, 1995, between VWR Corporation, a Pennsylvania corporation (the "Company") and Jerrold B. Harris ("Mr. Harris").


                                  BACKGROUND


     Pursuant to a Common Share and Debenture Purchase Agreement (the "Securities Purchase Agreement") dated as of May 24, 1995, as amended, between the Company and EMI Industries, Inc., a New York corporation ("EMI"), EMI has agreed to purchase additional equity securities of the Company. EMI has subsequently assigned certain of its rights and obligations under the Securities Purchase Agreement to its wholly-owned subsidiary, EM Laboratories, Incorporated, a New York corporation ("EML"). (EMI and EML are collectively referred to herein as the "Investor.") It is a condition precedent to the closing of the transactions contemplated by the Securities Purchase Agreement that the Company and Mr. Harris enter into this Agreement pro viding for the continued employment of Mr. Harris by the Company and certain other matters, as provided herein.

     Pursuant to the foregoing, the Company desires to continue to employ Mr. Harris as its Chief Executive Officer, and Mr. Harris desires to continue in the employment of the Company, on the terms and conditions contained in this Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending, to be legally bound hereby, the parties hereto agree as follows:


SECTION 1.  CAPACITY AND DUTIES

     1.1  EMPLOYMENT; ACCEPTANCE OF EMPLOYMENT.  The Company hereby employs Mr.
          ------------------------------------
Harris, and Mr. Harris hereby accepts employment by the Company, for the period and upon the terms and conditions hereinafter set forth.

     1.2  CAPACITY AND DUTIES.
          -------------------

          (a) Mr. Harris shall be employed by the Company generally as its Chief Executive Officer subject to the supervision of the Board of Directors of the Company ("the Board"), shall perform such duties and shall have such authority
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consistent with his position as may from time to time be specified by the Board.
Mr. Harris shall report directly to the Board and shall perform his duties for the Company principally from the Company's executive offices located in West Chester, Pennsylvania, except for travel incident to the performance of Mr. Harris's duties hereunder.

          (b) Mr. Harris shall devote his full working time, energy, skill and best efforts to the performance of his duties hereunder, in a manner which will faithfully and dili gently further the business and interests of the Company, and shall not be employed by or participate or engage in or be a part of in any manner the management or operation of any business enterprise other than the Company without the prior written consent of the Board, which consent may be withheld in its sole discretion.


SECTION 2.  TERM OF EMPLOYMENT

     2.1  TERM.  The term of Mr. Harris's employment hereunder shall be five
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years and shall commence on the date hereof.


SECTION 3.  COMPENSATION

     3.1  BASIC COMPENSATION.
          ------------------

          As compensation for the performance of Mr. Harris's services hereunder, the Company shall pay to Mr. Harris such annual salary and bonus as the Compensation Committee of the Board shall determine from time to time at its own discretion, payable in accordance with the Company's regular payroll practices.

     3.2  INCENTIVE COMPENSATION.
          ----------------------

     In addition to the compensation provided for in Section 3.1, as incentive for Mr. Harris' performance hereunder, simultaneously with the execution and delivery of this Agreement, the Company has issued and granted to Mr. Harris 42,566 of the Company's common shares, par value $1.00 per share (the "Grant Shares") under and pursuant to the terms of the VWR Corporation 1986 Long-Term Incentive Stock Plan, as amended. The Grant Shares shall be subject to the following vesting schedule:

          (a) 15% of the aggregate number of Grant Shares shall vest on each of the succeeding anniversary dates of this

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Agreement through and including the fourth anniversary date of this Agreement;
and

          (b) all remaining unvested Grant Shares shall fully vest on the fifth anniversary date of this Agreement.

     3.3  EMPLOYEE BENEFITS.  In addition to the compensa tion provided for in
          -----------------
Sections 3.1 and 3.2, Mr. Harris shall be entitled during the term of his employment to participate in such employee benefit plans and benefit programs as may from time to time be provided by the Company for its other executive officers.

     3.4  VACATION.  Mr. Harris shall be entitled to a vacation of up to five
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weeks during each calendar year during the term of his employment, during which time his compensation shall be paid in full.

     3.5  EXPENSE REIMBURSEMENT.  During the term of his employment, the Company
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shall reimburse Mr. Harris for all rea sonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with its regular reimbursement policies as in effect from time to time and upon receipt of itemized vouchers therefor or such other supporting information as the Company may reasonably require.

     3.6  AUTOMOBILE.  During the term of his employment, the Company shall
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provide Mr. Harris with an automobile allowance consistent in nature and amount with past practice, subject to normal inflationary adjustments.

     3.7  OTHER PERQUISITES.  During the term of his employment, the Company
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shall provide Mr. Harris with such other perquisites consistent in nature and amount with those previously provided to Mr. Harris and such other perquisites as may from time to time generally be provided to its other executive officers or approved by the Board in its sole discretion.


SECTION 4.  TERMINATION OF EMPLOYMENT

     4.1  DEATH OF MR. HARRIS.  Mr. Harris's employment hereunder shall
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immediately terminate upon his death, upon which the Company shall not thereafter be obligated to make any further payments under Section 3.1 hereof other than salary and bonus earned through the date of Mr. Harris's death.

     4.2  DISABILITY OF MR. HARRIS.  If Mr. Harris, in the reasonable opinion of
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the Board, is or has been unable, for any reason due to his physical, mental or emotional illness or condition to perform his duties hereunder for a period of 26 consecutive weeks, the Company shall have the right to terminate

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Mr. Harris's employment upon 90 days' prior written notice to Mr. Harris at any time during the continuation of such inability, in which event the Company shall not thereafter be obligated to make any further payments under Section 3.1 hereof other than salary and bonus earned through the date of termination of Mr. Harris's employment.

     4.3  TERMINATION FOR CAUSE.  Mr. Harris's employment hereunder shall
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terminate immediately upon notice that the Company is terminating Mr. Harris for
"cause" (as defined herein), in which event the Company shall not thereafter be obligated to make any further payments under Section 3.1 hereof other than amounts (including salary, bonus, expense reimbursements, etc.) accrued as of the date of termination of Mr. Harris's employment. As used herein, "cause" shall exclusively mean the following:

                    (i) fraud, theft or misappropriation or embezzlement of the Company's funds;

                    (ii) conviction of any crime involving fraud or misrepresentation, or of any other crime the effect of which will materially adversely affect the Company;

                    (iii) material breach of Mr. Harris's obligations under this Agreement;

                    (iv) repeated and consistent failure of Mr. Harris to an excessive degree as determined by the Board to be present at work during normal business hours, other than absence due to employee's vacation, or an absence due to one or more of the disabilities specified in Section 4.2; or

                    (v) willful violation of any express lawful direction or any lawful rule or regulation established by the Board.

     4.4  TERMINATION WITHOUT CAUSE.  The Company in its sole discretion may
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terminate Mr. Harris's employment hereunder at any time without cause.  In such event, the Company shall, for the period beginning on the date of such termination and ending on the fifth Anniversary Date, make monthly payments to Mr. Harris at an annual rate equal to the greater of (i) the sum of Mr. Harris' most recent annual salary plus most recent annual bonus or (ii) the average salary and bonus earned by Mr. Harris during the term of this Agreement. In addition, effective upon any such termination, Mr. Harris shall become fully vested in all Grant Shares which were unvested immediately prior to such termination. Upon making such payments and according such immediate vesting, the Company shall have no further obligation to Mr. Harris hereunder.

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SECTION 5.  RESTRICTIVE COVENANTS

     5.1  CONFIDENTIALITY.  (a)  Mr. Harris shall not, either during or after
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his employment with the Company, directly or indirectly use, publish or otherwise disclose or divulge to any third party any trade secret, confidential or proprietary information of the Company other than as required by law or in the ordinary course of the Company's business (including, without limitation, any such information concerning customers, vendors, services, products, processes, software service codes, pricing policies, business plans or records, any technical or financial information or data, or any information relating to the history or prospects of the Company or any of its stockholders). "Confidential" information includes, without limitation, all unpublished information and all information and data which is not generally known by the industry.

     (b) Mr. Harris shall not, either during or after his employment with the Company, directly or indirectly copy, reproduce or remove from the Company's premises, except in the ordinary course of the Company business, trade secrets, confidential or proprietary information of the Company (in any medium) or any the Company documents, files or records (including without limitation any invoices, customer correspondence, orders, computer records or software, or mailing, telephone or customer lists). All such documents, files and records, and all other memoranda, notes, files, records, lists and other documents made, compiled or otherwise acquired by Mr. Harris in the course of his employment with the Company are and shall remain the sole property of the Company and all originals and copies thereof shall be delivered to the Company upon termination of employment for whatever reason.

     5.2  NONCOMPETITION.  During the term of Mr. Harris's employment hereunder
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and (a) for a period beginning on the date of termination of Mr. Harris's employment hereunder for any reason (other than a termination by the Company pursuant to Section 4.4 hereof) and ending on the later of two (2) years after the date of this Agreement or two (2) years after any such termination of employment, or (b) for a period beginning on the date of any termination of Mr. Harris's employment hereunder pursuant to Section 4.4 hereof and ending two (2) years after the date of the last monthly payments made to Mr. Harris pursuant to
Section 4.4, Mr. Harris shall not, with the organizations identified or otherwise described in the last sentence of this Section 5.2, directly or indirectly: (i) engage anywhere in the distribution or supply of laboratory equipment, chemicals or supplies to the scientific marketplace in competition with any product which at any time during the term of such employment has been sold or distributed by the Company; (ii) be or become a

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stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or provide financial or other assistance to, any such organization; (iii) seek in competition with the business of the Company to procure orders from or do business with any customer of the Company; (iv) solicit, or contact with a view to the engagement or employment by, any person or entity of any person who is an employee of the Company; (v) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of the Company) any person or entity who has been contracted with or engaged to supply or deliver products, goods, materials or services to the Company; or (vi) engage in or participate in any effort or act to induce any of the customers, associates, consultants, partners, or employees of the Company or any of its affiliates to take any action which might be disadvantageous to the Company or any of its affiliates; provided, however, that nothing herein shall prohibit the Mr. Harris from owning, as a passive investor, in the aggregate not more than 2% of the outstanding publicly traded stock of any corporation so engaged. The duration of the Mr. Harris's covenants set forth in this Section shall be extended by a period of time equal to the number of days, if any, during which the Mr. Harris is in violation of the provisions hereof. This
Section 5.3 shall not be applicable in the event the Company terminates Mr. Harris' employment for any reason other than for Cause, in which event Mr. Harris shall in no way be restricted from competing with the Company. For purposes hereof, Mr. Harris shall be deemed to be acting in competition with the Company if he engages in the activities identified in the first sentence of this section with Fisher Scientific International Inc., Fisons plc, Sigma-Aldrich Corporation, Mallinckrodt Chemical Co. or any other distributor or supplier of laboratory equipment, chemicals or supplies to the scientific marketplace having annual sales in excess of $50,000,000.

     5.3  INJUNCTIVE AND OTHER RELIEF.
          ---------------------------

          (a) Mr. Harris acknowledges and agrees that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder and in order to protect the Investor's investment in the Company, and that damages alone shall not be an adequate remedy for any breach by Mr. Harris of his covenants contained herein and accordingly expressly agrees that, in addition to any other remedies which the Company may have, the Company shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Mr. Harris. Nothing contained herein or in the Securities Purchase Agreement shall prevent or delay the Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Mr. Harris of any of its obligations hereunder.

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          (b) If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction by reason of the scope (duration, geographical or otherwise) of the covenants contained therein, such scope shall be considered to be reduced to the extent necessary to cure such invalidity.


SECTION 6.  MISCELLANEOUS

     6.1  TERMINATION OF AGREEMENT.  Upon the execution and delivery of this
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Agreement, the prior Agreement dated as of March 1, 1986, between the Company and Mr. Harris attached as Exhibit A hereto shall be terminated and cease to have any legal effect.

     6.2  PRIOR EMPLOYMENT.  Mr. Harris represents and warrants that he is not a
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party to any other employment, non-competition or other agreement or restriction which could interfere with his employment with the Company or his or the Company's rights and obligations hereunder; and that his acceptance of employment with the Company and the performance of his duties hereunder will not breach the provisions of any contract, agreement, or understanding to which he is party or any duty owed by him to any other person.

     6.3  SEVERABILITY.  The invalidity or unenforceability of any particular
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provision or part of any provision of this Agreement shall not affect the other provisions or parts hereof.

     6.4  ASSIGNMENT.  This Agreement shall not be assignable by Mr. Harris, and
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shall be assignable by the Company only to any person or entity which may become a successor in interest (by purchase of assets or stock, or by merger, or otherwise) to the Company in the business or a portion of the business presently operated by it. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators.

     6.5  NOTICES.  All notices hereunder shall be in writing and shall be
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sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certi fied mail, postage prepaid, return receipt requested or by tele gram or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be

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effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

     (a)  If to Company:

          VWR Corporation
          1310 West Goshen Parkway
          West Chester, PA  19380
          Telephone:  (610) 429-2700
          Facsimile:  (610) 436-1760


          With copies to:
               DRINKER BIDDLE & REATH
               Suite 300
               1000 Westlakes Drive
               Berwyn, PA  19312
               Tel:  (610) 993-2211
               Fax:   (610) 993-8585
               Attn:  Thomas E. Wood, Esq.


     (b)  If to Mr. Harris:
          706 Haldane Drive
          Kennett Square, PA  19348
          Telephone:     (610) 388-0458



     6.6  ENTIRE AGREEMENT AND MODIFICATION.  This Agreement constitutes the
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entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. Any amendment, modification, or waiver of this Agreement shall not be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

     6.7  GOVERNING LAW.  This Agreement is made pursuant to, and shall be
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construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

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     6.8  HEADINGS; COUNTERPARTS.  The headings of paragraphs in this Agreement
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are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

     6.9  FURTHER ASSURANCES.  Each of the parties hereto shall execute such
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further instruments and take such other actions as any other party shall reasonably request in order to effectuate the purposes of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       VWR CORPORATION

                                       By: /s/ Walter S. Sobon
                                          ------------------------------



                                       By: /s/ Jerrold B. Harris
                                          ------------------------------
                                              Jerrold B. Harris

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